Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-285551, 333-277504, 333-270425, and 333-253143 on Form S-8 and Registration Statement No. 333-291444 on Form S-3 of our report dated March 27, 2026, relating to the financial statements of Hydrofarm Holdings Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. .
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 27, 2026